     PRICING SUPPLEMENT NO. 109                              Rule 424(b)(3)
     DATED: November 27, 1996                            File No. 333-03685
     (To Prospectus dated May 23, 1996
     and Prospectus Supplement dated May 23, 1996)


                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $5,000,000                   [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 12/03/96                     [_]                 [_]

 Maturity Date: 12/04/06

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 *                  N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: **

 [_]  Commercial Paper Rate            Minimum Interest Rate: 3.0%

 [_]  Federal Funds Rate               Interest Reset Date(s): ***

 [_]  Treasury Rate                    Interest Reset Period: Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s): ****

 [x]  LIBOR Telerate

 [_]  Prime Rate                       Interest Payment Period: Quarterly

 [_]  CMT Rate

 Initial Interest Rate: 10.05%

 Index Maturity:  Three months

 Spread (plus or minus): +0.00%

-------------------------
   * Commencing December 3, 1997 and on each Interest Payment Date thereafter, the Notes may be called at 100% of the principal amount, in whole but not in part, at the option of the Company on at least five business days' notice.

  ** Interest will accrue for each day during each Interest Payment Period at the rate of 21.05% less two times the three month LIBOR on the second business day prior to each Interest Reset Date; provided,
                                                            --------
     however, that in no event shall the interest rate be less than 3%.
     -------

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 *** On the 3rd of each December, March, June and September.

**** On the 3rd of each December, March, June and September.


     The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.








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